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Exhibit 10.41
                       METRO ONE TELECOMMUNICATIONS, INC.
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                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is made on December 1, 1996 by and between METRO ONE TELECOMMUNICATIONS, INC., an Oregon corporation, having its principal place of business at 8405 SW Nimbus Avenue, Beaverton, Oregon 97008 (the "Company"), and G. RAYMOND DOUCET located at 2000 McGill College Avenue, Suite 1550, Montreal, Quebec H3A 3H3 (the "Consultant").

                                  INTRODUCTION

         WHEREAS, the Company is in the business of designing, marketing and providing Enhanced Directory Assistance Services ("EDA") and desires to retain Consultant to perform services for the Company and Consultant desires to serve the Company in such capacity on the terms and conditions contained in this Agreement.

         NOW THEREFORE, in consideration of the above premises and the mutual promises and covenants contained herein, the parties agree as follows:

         1. INCORPORATION: The introductory statements set forth above are incorporated herein by this reference.

         2. APPOINTMENT: The Company hereby retains the Consultant as an independent contractor, and the Consultant accepts such retainer. The Consultant shall serve at the direction of the Board of Directors of the Company during the term of this Agreement.

         3. SERVICES TO BE RENDERED: The Consultant shall perform the following Services (the "Services") for the Company:

        -   Advise on enhancement of profitability in the provision of EDA.
        -   Advise on technical and personnel matters.
        -   Advise on financial and budgetary matters.
        -   Advise on business development customer matters.

         4. TIME AND PLACE OF WORK: Consultant shall provide the Company an estimated 40 to 50 hours of service per month at the request and under the direction of the Board of Directors of the Company. The Services shall be performed at Consultant's and Company's facilities.

         5. COMPENSATION:

                  5.1 RATE: The Company shall pay the Consultant at the rate $5,000 per month payable on or before the 10th day of the month following the month in which the consulting services were rendered.

                  5.2 STOCK OPTION: The Board of Directors has granted to the Consultant a ten-year option to purchase 30,000 shares of its common stock at a price of $12.00 per share (the "1996 Option"). The 1996 Option shall be evidenced by a stock option agreement in the Company's standard form, attached hereto as Exhibit A, and the shares of common stock issuable upon exercise of the 1996 Option shall bear piggyback registration rights as described in Exhibit A.

                  5.3 EXPENSES: The Company shall reimburse the Consultant for reasonable and necessary travel expenses incurred by him in the performance of this Agreement. The expenses shall be pre-approved by the Company. Consultant shall comply with the terms and conditions of the Company's Travel Policy as it is revised from time to time. A current copy of the Company's Travel Policy is attached as Exhibit B.

                  5.4 LIMITATION: The Consultant shall not be obligated to render services and incur costs hereunder and the Company shall not be obligated to remunerate and reimburse the Consultant for costs and services other than those referenced
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in Sections 3, 4 , 5.1, 5.2 and 5.3 above, unless and until the Company shall have changed these obligations by written notice to the Consultant.

         6. TERM: The term of this Agreement will begin on December 1, 1996 and will end on November 30, 1998 (the "Expiration Date") unless terminated earlier as otherwise set forth herein. This Agreement will be automatically renewed for a one-year period beginning December 1, 1998 and ending November 30, 1999, unless terminated by either party through written notice given at least 30 days prior to the commencement of the renewal period.

         7. TERMINATION: This Agreement will terminate upon the earlier of any of the following events: (a) the Expiration Date; (b) the Consultant's death, legal incapacity or serious illness or injury which prevents the Consultant from performing his services in a timely manner; or, (c) immediately upon Consultant's receipt of written notice by the Company for any breach of this Agreement by the Consultant, including, without limitation, the Consultant's failure to perform under this Agreement. Upon termination of this Agreement for any cause whatsoever, the Consultant shall promptly deliver to the Company all work, whether or not completed and in whatever form, and all drawings, designs, plans, notes, and documents in any form which results from or relates to the Services; Consultant shall also deliver all copies of the foregoing items.

         8.  RELATIONSHIP, RIGHTS & OBLIGATIONS OF THE PARTIES:

                  8.1 NATURE OF RELATIONSHIP:: The parties agree that the Consultant, in performing the services herein specified, is an independent contractor and that Consultant is not considered an employee of the Company for any purpose whatsoever.

                  8.2  RIGHTS AND OBLIGATIONS OF THE COMPANY:

                          8.2.1 NO LIABILITY: The Company shall incur no
liability for the acts or omissions of the Consultant while Consultant is engaged in the work specified herein. Nor shall the Company incur any liability under any contract executed by the Consultant in furtherance of the Consultant's duties hereunder.

                          8.2.2 BENEFITS: The Company shall not provide any
medical insurance, pension plan, bonuses or other benefits. The Company shall not include the Consultant in its worker's compensation, disability or other insurance plans.

                          8.2.3 INDEMNIFICATION: Notwithstanding Section 8.2.1,
the Company shall indemnify Consultant and hold him harmless from any claim by any third party unless the Consultant was dishonest or guilty of wilful misconduct; the term "wilful misconduct" to include but not be limited to any act or failure to act which is determined to be in gross dereliction of his duties under this Agreement.

                  8.3 RIGHTS AND OBLIGATIONS OF THE CONSULTANT:

                          8.3.1 TAXES: The Consultant shall assume full
responsibility for the filing and payment of his Federal, State, Provincial and local taxes, if any, including income tax and any other applicable tax obligations.

                          8.3.2 CLAIMS: The Consultant shall not file any claims
for unemployment insurance, disability payments or for other governmental entitlements based on Consultant's association with the Company under this Agreement.

                          8.3.3 CONSULTING FOR OTHER ORGANIZATIONS: During the
term of this Agreement, the Consultant shall be free to render consulting services to other organizations. Provided however, that without prior written approval of the Company, Consultant shall not perform services similar in nature of subject matter to those required by this Agreement for any other individual, company. association or other organization (collectively "Organization") if such Organization is engaged in the design, development, manufacture and distribution of EDA services. Consultant agrees to promptly notify the Company of the identity of any such Organization for which Consultant performs services during the term of this Agreement. Consultant agrees to advise the Company of any conflict of interest, or potential conflict of interest, which may exist or develop during the term of this Agreement.
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                            8.3.4 SURVIVAL OF OBLIGATIONS: Consultant's
obligations pursuant to Paragraphs 9, 10, 11, 12, 13 and 14 hereof shall survive any termination of this Agreement.

                            8.3.5 NO LIABILITY FOR ACT OR OMISSION: The
Consultant shall incur no liability for any act or omission in connection with his duties under this Agreement unless the Consultant was dishonest or guilty of wilful misconduct; the term "wilful misconduct" to include but not be limited to any act or failure to act which is determined to be in gross dereliction of his duties under this Agreement.

         9.  PROPRIETARY RIGHTS AND ASSIGNMENTS:

                  9.1 DEFINITION: For purposes of this Agreement, the phrase "Designs and Materials" shall have the following meaning: all designs, developments, drawings, notes, documents, information and materials made, conceived or developed or reduced to practice by the Consultant alone or with others that result from or relate to the Services, or that the Consultant may receive from the Company while performing Services for the Company.

                  9.2 ASSIGNMENT: The Consultant hereby forever exclusively assigns to the Company all right, title and interest, if any, in and to the above-defined Designs and Materials. These Designs and Materials shall be the sole property of the Company. The Company shall have the sole right to determine the treatment of any such Designs and Materials, including, but not limited to the following: (a) the right to keep the same as trade secrets; (b) to file and execute patent applications thereon; (c) to use and disclose the same without prior patent application; (d) to file registrations for copyright or trademark thereon in its own name; (e) to sell, assign or transfer the same outright or subject to the terms of a license; or (f) to follow any other procedure that the Company deems appropriate.

                  9.3 DISCLOSURE AND COOPERATION: The Consultant agrees (a) to promptly disclose in writing to the Company all such Designs and Materials; and
(b) to cooperate with and assist the Company in applying for and executing any applications and/or documents which are reasonably necessary to obtain any patent, copyright, trademark , service work or other statutory protection for such Designs and Materials in the Company's name as the Company deems appropriate. These obligations to disclose, assist and execute shall be performed on a time and material fee basis and shall survive any termination of this Agreement.

         10. CONFIDENTIAL INFORMATION: Consultant acknowledges that he may acquire from the Company and through the Services, development information, materials, and knowledge of the business, products, programming techniques, experimental work, customers, clients and suppliers of the Company. Consultant agrees that all such knowledge, information and materials acquired or developed, and the terms and conditions of this Agreement, shall be the trade secrets and confidential and proprietary information of the Company ("Confidential Information"). Confidential Information shall not include, however, any information which is or becomes part of the public domain through no act of the Consultant.

                  10.1 NON-DISCLOSURE: The Consultant agrees to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in performing the Services. Consultant agrees not to allow any unauthorized person access to the Confidential Information without the prior written consent of the Company, either before or after the termination of this Agreement. The Consultant further agrees to take all action reasonably necessary and satisfactory to the Company to protect the confidentiality of the Confidential Information. Such protective action may include, without limitation, the implementation and enforcement of operating procedures to minimize the possibility of unauthorized use or copying of the Confidential Information.

         11. THIRD PARTY RELATIONSHIPS: The Consultant will not enter into any agreement or incur any obligation on the Company's behalf, or commit the Company in any other manner without the Company's prior written consent. The Consultant shall not, in connection with performance under the Agreement, make any payments out of funds received from the Company to third parties if such payment is in violation of the laws or regulations of any governmental entity. The Consultant acknowledges that no employee of the Company or of any of its divisions has any authority to give any direction, written or oral, regarding Consultant's commitments to third parties, in contravention of the foregoing.
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         12. SEVERABILITY: If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be void, invalid or unenforceable, such adjudication shall not affect the validity or enforceability of the remainder of this Agreement or any of its other provisions.

         13. REPRESENTATIONS AND WARRANTIES: The Consultant represents and warrants that he has the right to disclose to the Company all information transmitted under this Agreement and in relation thereto. Consultant further represents and warrants that all Services rendered to or on behalf of the Company shall be in strict accordance with all applicable federal, state and local laws, rules and regulations. The Consultant agrees to indemnify and hold harmless the Company in event of any breach by the Consultant of this Agreement or these representations and warranties and will further indemnify the Company against any third party claims resulting from infringement of patents, copyrights and the like that result from services rendered under this agreement.

         14. ENTIRE AGREEMENT: This Agreement shall constitute the entire agreement between the parties relating to the subject matter hereof and supersedes all previous communications, written and oral. No understandings or representations on the within subject matter shall be binding on either party except as expressly set forth herein. All amendments or modifications of this Agreement shall be in writing and shall be executed by the Consultant and by an authorized representative of the Company.

         15. NO WAIVER: No waiver of any of the provisions of this Agreement shall be deemed to be or shall be construed as a waiver of any other provisions. Nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         16. NOTICES: All notices shall be in writing and shall be either delivered personally or sent by registered or certified mail, postage prepaid, to the respective addresses of the parties as those address appear on page one of this Agreement.

         17. NO ASSIGNMENT OR SUBCONTRACT: The Consultant agrees that he may not assign this Agreement to any other party without the prior written consent of the Company. Any attempted assignment without Company consent shall be void. The Consultant agrees that he, and only he, will perform the services required under this agreement.

         18. GOVERNING LAW AND VENUE: This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. Any dispute resulting from this agreement shall be mediated, arbitrated or otherwise adjudicated in Portland, Oregon.


         Executed on the date first above written:

METRO ONE TELECOMMUNICATIONS, INC.                   G. RAYMOND DOUCET

By:                                                  By:
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       Timothy A. Timmins                               G. Raymond Doucet
       President and Chief Executive Officer